UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 21, 2014, the registrant entered into an Extension Agreement with an effective date as of May 15, 2014 by and among the registrant and certain of its note and warrant holders containing the following points: (i) the maturity date of each note and associated interest is extended to December 15, 2015, (ii) all of the notes and warrants, and any associated rights therewith, have restrictions on transferability, (iii) the interest rate on all notes are reduced to 1.9%, (iv) the note and warrant holders waive any rights of first refusal with respect to future financings by the Corporation, and (v) the Corporation is permitted to make certain prepayments.  This only purports to be a summary of the terms of the transaction documents and is qualified in its entirety by the terms of the full document, a copy of which is filed as an exhibit hereto.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit                      Description

10.1                            Extension Agreement between the registrant and certain of its note and warrant holders dated as of May 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: May 22, 2014
By: /s/ Sam Klepfish Sam Klepfish, CEO

EXHIBIT INDEX
Exhibit                      Description

10.1                           Extension Agreement between the registrant and certain of its note and warrant holders dated as of May 15, 2014.